================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                DECEMBER 11, 2000
                Date of Report (Date of earliest event reported)

                                  ------------

                             PEREGRINE SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
                 (State of other jurisdiction of incorporation)

     0-22209                                             953883312
 (Commission File)                          (IRS Employer Identification Number)

                            3611 VALLEY CENTRE DRIVE
                                   FIFTH FLOOR
                               SAN DIEGO, CA 92130

                                 (858) 481-5000
                    (Address of Principal Executive Offices)

                                  ------------

          (Former name of former address, if changed since last report)



================================================================================

     ITEM 5. OTHER EVENTS

     On December 11, 2000, Peregrine Systems, Inc., a Delaware corporation, announced that it had entered into a strategic relationship with Tivoli Systems, Inc. whereby Peregrine will acquire the Tivoli Service Desk suite of products (Problem Management, Change Management and Asset Management products) and certain related assets for approximately $105 million in total consideration. The purchase price is comprised of cash and approximately 3.0 million shares of Peregrine Common Stock. A copy of the press release is attached as Exhibit 99.1.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            PEREGRINE SYSTEMS, INC.



Dated:  December 11, 2000                   By: /s/ Matthew C. Gless
                                                -------------------------------
                                                Matthew C. Gless
                                                Chief Financial Officer

                                INDEX TO EXHIBITS


Exhibit
Number                    Description
-------      ------------------------------------------------------------------

99.1         Press Release dated December 11, 2000 of Peregrine Systems, Inc.